                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


STERLING BANCORP TRUST I
(Exact Name of Registrant as Specified in its Certificate of Trust)

Delaware                                                 37-6382423
(State of Incorporation or Organization)                 (I.R.S. Employer
                                                         Identification no.)

650 Fifth Avenue
New York, New York                                       10019
(Address of Principal Executive Offices)                 (Zip Code)


STERLING BANCORP
(Exact Name of Registrant as Specified in its Certificate of Incorporation)

New York                                                 13-2565216
(State of Incorporation or Organization)                 (I.R.S. Employer
                                                         Identification no.)

650 Fifth Avenue
New York, New York                                       10019
(Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /
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Securities Act Registration Statement file numbers to which this form relates:
333-82296 and 333-82296-01

Securities to be registered pursuant to Section 12(b) of the Act:


                                             Name of Each Exchange on Which
Title of Each Class to be Registered         Each Class is to be Registered
------------------------------------         ------------------------------
Sterling Bancorp Trust 8.375%                New York Stock Exchange, Inc.
Cumulative Trust Preferred
Securities (and the Guarantee by
Sterling Bancorp with respect
thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

        None
        (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The 8.375% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") of Sterling Bancorp Trust I (the "Issuer Trust"), a statutory business trust created under the laws of Delaware, registered hereby represent undivided beneficial interests in the assets of the Issuer Trust and are guaranteed by Sterling Bancorp (the "Corporation"), a New York corporation, to the extent set forth in the form of Guarantee Agreement (the "Guarantee") by and between the Corporation, as Guarantor, and The Bank of New York, as Guarantee Trustee, which is incorporated herein by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (the "Registration Statement") of the Corporation and the Issuer Trust (File Nos. 333-82296 and 333-82296-01), filed with the Securities and Exchange Commission on February 6, 2002. The particular terms of the Trust Preferred Securities and the Guarantee are described in the prospectus (the "Prospectus") which forms a part of the Registration Statement. The Prospectus and the Guarantee are incorporated herein by reference as set forth in Item 2 below. Such Prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.


ITEM 2.   EXHIBITS.

Exhibit
4(a) Certificate of Trust of Sterling Bancorp Trust I (incorporated by reference to Exhibit 4(d) to the Registration Statement).

4(b)    Trust Agreement of Sterling Bank Trust I (incorporated by reference to
        Exhibit 4(d) to the Registration Statement).

4(c)    Form of Amended and Restated Trust Agreement of Sterling Bancorp Trust I
        (incorporated by reference to Exhibit 4(e) to the Registration
        Statement).

4(d)    Form of Preferred Security Certificate (included as Exhibit D to Exhibit
        4(e) to the Registration Statement and incorporated by reference to such
        Exhibit in the Registration Statement).

4(e)    Form of Guarantee Agreement between Sterling Bancorp, as Guarantor, and
        The Bank of New York, as Guarantee Trustee (incorporated by reference to
        Exhibit 4(f) to the Registration Statement).

4(f)    Form of Junior Subordinated Indenture between Sterling Bancorp and The
        Bank of New York, as Trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement).

99      Preliminary Prospectus pertaining to the offer and sale of the Trust
        Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                           STERLING BANCORP TRUST I

                           By: Sterling Bancorp,
                                  as Depositor

Date:  February 22, 2002   By:  /s/ John W. Tietjen
                                -----------------------------------------------
                                   Name: John W. Tietjen
                                   Title: Executive Vice President, Treasurer
                                          and Chief Financial Officer


                           STERLING BANCORP

Date:  February 22, 2002   By:  /s/ John W. Tietjen
                                -----------------------------------------------
                                   Name: John W. Tietjen
                                   Title: Executive Vice President, Treasurer
                                          and Chief Financial Officer